Exhibit 10.1

AMENDMENT NO. 1 TO EXECUTIVE EMPLOYMENT AGREEMENT

THIS AMENDMENT NO. 1 TO EXECUTIVE EMPLOYMENT AGREEMENT (“Amendment”) is entered into as of May 14, 2020 by and between TFF Pharmaceuticals, Inc., a Delaware corporation (“Company”), and Glenn Mattes (“Executive”).

R E C I T A L

A.       The parties hereto have previously entered into that certain Executive Employment Agreement dated December 20, 2018 (the “Employment Agreement”).

B.       The parties hereto desire to amend the Employment Agreement as set forth below.

A G R E E M E N T

NOW, THEREFORE, in consideration of the mutual covenants, promises and agreements contained herein, the parties agree as follows:

1.                  Section 3(a) of the Employment Agreement is hereby amended by deleting it in its entirety and replacing it with the following new Section 3(a):

“(a) Base Salary. During the Employment Term, beginning on the Effective Date, the Company will pay Executive as compensation for his services a base salary of $400,000 per annum, provided that as of June 1, 2020 the base salary shall be increased to $450,00 (the “Base Salary”). The Base Salary will be paid in regular installments in accordance with the Company’s normal payroll practices (subject to required withholding). The first and last payment will be adjusted, if necessary, to reflect a commencement or termination date other than the first or last working day of a pay period. The Board will review the Executive’s performance, generally on an annual basis, with increases, if any, to the Base Salary, as determined by the Board in its sole discretion.”

2.                  This Amendment may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

3.                  Except as set forth in this Amendment, all other provisions of the Employment Agreement shall remain in full force and effect.

[SIGNATURE PAGE TO AMENDMENT NO. 1
TO EXECUTIVE EMPLOYMENT AGREEMENT FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have entered into this Amendment as of the date first written above.

“Company” TFF Pharmaceuticals, Inc., a Delaware corporation By: /s/ Kirk Coleman Kirk Coleman, Chief Financial Officer “Executive” /s/ Glenn Mattes Glenn Mattes